                                                                    EXHIBIT 10.1

                                    EXHIBIT C

                             SHAREHOLDERS AGREEMENT

      SHAREHOLDERS AGREEMENT dated September 14, 2005 among (i) Certegy Inc., a Georgia corporation to be renamed Fidelity National Information Services, Inc. (the "Company"), (ii) Fidelity National Financial, Inc., a Delaware corporation ("F Co Parent"), (iii) THL FNIS Holdings, LLC, Thomas H. Lee Cayman Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, and Putnam Investments Employees' Securities Company II, LLC (collectively, "THL"), (iv) TPG FNIS Holdings, LLC, TPG Parallel III, L.P., TPG Investors III, L.P., FOF Partners III, L.P., FOF Partners III-B, L.P., and TPG Dutch Parallel III, C.V. (collectively, "TPG"), and (v) Evercore METC Capital Partners II, LLC ("Evercore", and together with F Co Parent, THL, TPG and Evercore, the "Shareholders").

      WHEREAS, the Company, C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company ("Merger Co"), and Fidelity National Information Services, Inc., a Delaware corporation ("F Co"), have entered into an Agreement and Plan of Merger dated as of September 14, 2005 (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to and subject to the terms and conditions of which, among other things, F Co will merge with and into Merger Co, with Merger Co surviving as a wholly owned subsidiary of the Company (the "Merger");

      WHEREAS, upon consummation of the Merger, the Shareholders will Beneficially Own (as hereafter defined), in the aggregate, approximately 67% of the Fully Diluted Voting Securities (as hereafter defined); and

      WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Common Stock to be Beneficially Owned by the Shareholders and their respective Affiliates following the Effective Time (as defined in the Merger Agreement), as well as restrictions on certain activities in respect of the Common Stock, corporate governance and other related corporate matters;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Shareholders hereby agree, subject to the conditions herein contained, as follows:

                                    ARTICLE 1
                                 INTERPRETATION

      1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

      "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, provided that, solely for purposes of this Agreement and notwithstanding anything to the contrary set forth herein, (i) neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Shareholder solely by virtue of such Shareholder's ownership of Common Stock, the election of Directors nominated by such Shareholder to the Board, the election of any other Directors nominated by the Nominating Committee of the Board or any other action taken by such Shareholder or its Affiliates which is permitted under this Agreement which may be deemed to constitute control of the Company, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles) and (ii) no limited partner of THL, TPG, or Evercore, or any affiliated investment fund of such Shareholder, not actively involved in the management thereof, or any Person the Capital Stock of which is owned by any such Shareholder or an affiliated investment fund but who is not controlled by such Shareholder or affiliated investment fund, shall be deemed to be an "Affiliate" of such Shareholder. For the purposes of this definition, "control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Shareholders Agreement as it may be amended, supplemented, restated or modified from time to time.

      "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or
(ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that shares of Common Stock subject to options granted under Company benefit plans or shares of Common Stock (including derivative interests therein) otherwise issued under Company benefit plans to any Person who, at the time of the grant or issuance, was an officer or director of the Company or any of its Subsidiaries shall not solely for that reason be deemed to be Beneficially Owned by F Co Parent or any of its Affiliates. The term "Beneficially Own" shall have a correlative meaning.

      "Board" shall mean the Board of Directors of the Company.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Florida.

      "Bylaws" means the bylaws of the Company, as amended or supplemented from time to time.

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      "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), membership interests, or equivalent ownership interests in or issued by such Person.

      "Charter" means the Amended and Restated Articles of Incorporation of the Company, the form of which is set forth in Exhibit A to the Merger Agreement, as amended or supplemented from time to time.

      "Class 1 Director" means a Director holding office for a term expiring at the 2006 annual meeting of the Company's Shareholders.

      "Class 2 Director" means a Director holding office for a term expiring at the 2007 annual meeting of the Company's Shareholders.

      "Class 3 Director" means a Director holding office for a term expiring at the 2008 annual meeting of the Company's Shareholders.

      "Common Stock" means the Company's common stock, par value $0.01 per share, and any other class of common stock of the Company that may be created from time to time, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

      "Director" means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

      "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or under any successor statute).

      "Fully Diluted" means the number of Voting Securities, after giving effect to the issuance of Voting Securities issuable under all outstanding options, warrants or other rights or securities convertible or exchangeable into Voting Securities.

      "Going Private Transaction" means any transaction that would constitute a "Rule 13e-3 transaction" under paragraph (a)(3) of Rule 13e-3 promulgated under the Exchange Act as in effect on the date of this Agreement, without giving effect to the exception set forth in paragraph (g)(2) thereof.

      "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

      "Independent Director" shall mean any Director who is or would be an "independent director" with respect to the Company and with respect to F Co Parent pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section 10A of the Exchange Act (or any successor provisions).

      "Intercompany Agreements" shall mean those agreements listed on Schedule 1 hereto, as amended in accordance with the terms of the Merger Agreement prior to the Effective Time and thereafter, from time to time in accordance with the terms hereof.

      "Ownership Percentage" means, at any time, with respect to any Person, the quotient, expressed as a percentage, of (i) the Total Voting Power of all Voting Securities then Beneficially Owned by such Person and its Affiliates divided by
(ii) the Total Voting Power of all Voting Securities then outstanding.

      "Person" means a natural person, limited or general partnership, corporation, limited liability company, joint-stock company, trust, unincorporated association, joint venture, or other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing, and pronouns have a similarly extended meaning.

      "Public Offering" means an offering and sale to the public of any Common Stock pursuant to an effective Registration Statement.

      "Registration Rights Agreement" means that certain Registration Rights Agreement in the form attached as Exhibit E to the Merger and to be entered into by the Company and each of the Shareholders as of the Effective Time.

      "Registration Statement" means any registration statement of the Company filed with the SEC pursuant to the Securities Act, under which any of the Registrable Shares (as such term is defined in the Registration Right Agreement) are included therein pursuant to the provisions of the Registration Rights Agreement.

      "Requisite Independent Directors" shall mean, at any time of determination, a majority of the Independent Directors.

      "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Group on an arm's-length basis other than a Shareholder or any Affiliate of a Shareholder, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Voting Securities, or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the sole purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries without affecting the Beneficial Ownership or control of the Company, or (ii) contributing stock to entities controlled by the Company.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or under any successor statute).

      "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which are held by such Person or any Subsidiary of such Person that do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      "Total Voting Power" means the total number of votes entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote on matters put before the holders of the Common Stock generally.

      "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Voting Securities or any interest in any Voting Securities; provided, however, that a merger, consolidation or similar business combination transaction in which F Co Parent is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of F Co Parent's outstanding Capital Stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any Voting Securities Beneficially Owned by F Co Parent or any of its Subsidiaries, provided that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving person to such a merger, consolidation or similar business combination transaction, if not F Co Parent, expressly assumes all obligations of F Co Parent under this Agreement. For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate of F Co Parent or F Co Parent's interest in an Affiliate that Beneficially Owns Voting Securities unless such Transfer is in connection with a merger, plan of consolidation or similar business combination transaction referred to in the first proviso of the previous sentence.

      "Unaffiliated Shareholder Approval" means (i) in the case of a tender or exchange offer, that a majority of the outstanding shares of Common Stock not Beneficially Owned by any Shareholder or its Affiliates shall have been tendered and not duly withdrawn at the expiration time of such tender or exchange offer, as it may have been theretofore extended, and (ii) in the case of a merger or consolidation, that the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by any Shareholder or its Affiliates shall have been duly voted in favor of the applicable transaction at a meeting of shareholders duly called and held.

      "Voting Securities" means at any time shares of any class of Capital Stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.

      1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the sections set forth below:

             Defined Term                                       Section
---------------------------------------                       -----------
Acquisition                                                   5.1(b)(ii)
Competitive Business                                          5.1(a)
Divestible Competitive Activity                               5.1(b)(iii)
GBCC                                                          1.4
Minor Competitive Activity                                    5.1(b)(iii)
Permitted Competitive Business Activity                       5.1(b)(i)
Other Shareholder                                             4.2(b)(iii)
Separation Date                                               5.1(a)
Term                                                          5.1(a)

      1.3 INTERPRETATION.

            (a) Any reference in this Agreement to gender shall include all genders.

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (d) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

            (e) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      1.4 METHODOLOGY FOR CALCULATIONS. For purposes of calculating the number of outstanding shares of Common Stock or Voting Securities and the number of shares of Common Stock or Voting Securities Beneficially Owned by the Shareholders and their respective Affiliates as of any date, any shares of Common Stock or Voting Securities held in the Company's treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 14-2-721 of the Georgia Business Corporation Code or any successor statute (the "GBCC") shall be disregarded.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Shareholders:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

            (b) this Agreement has been duly and validly executed and delivered by it and constitutes a legal and binding obligation of the Company, enforceable against it in accordance with its terms; and

            (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both,
(i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

      2.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder (as to itself only) represents and warrants to the Company:

            (a) such Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of its state of incorporation, or it is a limited partnership or a limited liability company duly formed, validly existing, and in good standing under the laws of the State of its state of formation, as the case may be, such Shareholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action of such Shareholder.

            (b) this Agreement has been duly and validly executed and delivered by such Shareholder, and this Agreement constitutes a legal and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms; and

            (c) the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Shareholder is subject, (ii) violate any order, judgment or decree applicable to such Shareholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Shareholder is a party or by which such Shareholder is bound.

                                    ARTICLE 3
                          COVENANTS REGARDING OWNERSHIP

      3.1 STANDSTILL.

            (a) Each Shareholder covenants and agrees with the Company that, except as provided in paragraph (b) below or Section 3.2 hereof, it shall not, and shall not permit any of its Affiliates to, directly or indirectly, alone or in concert with others, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (whether by way of merger, consolidation or otherwise), by joining a general or limited partnership, syndicate or other Group or otherwise, the Beneficial Ownership of any additional Voting Securities, or take any other action as a shareholder or otherwise, if such acquisition or action (including the repurchase or issuance of Capital Stock by the Company) would result in the Shareholders, in the aggregate, Beneficially Owning Voting Securities representing more than 75% of the Fully Diluted Voting Securities (the "Ownership Cap").

            (b) (i) If at any time the Shareholders and their respective Affiliates Beneficially Own in the aggregate Voting Securities representing more than the Ownership Cap, then the Shareholders whose purchase of Voting Securities causes the Ownership Cap to be exceeded shall, as soon as is reasonably practicable, but in no event longer than 90 days after the Ownership Percentage of the Shareholders and their respective Affiliates first exceeds the Ownership Cap (but in no manner that would require any Shareholder or any such Affiliate thereof to incur liability under Section 16(b) of the Exchange Act) Transfer (in any manner permitted by Section 4.2(a) and in compliance with Section 4.1(b), regardless of whether such Transfer occurs prior to or after the first anniversary of the Closing) a number of Voting Securities sufficient to reduce the amount of Voting Securities Beneficially Owned in the aggregate by the Shareholders and their Affiliates to an amount representing not greater than the Ownership Cap.

                  (ii) Notwithstanding any other provision of this Agreement, in no event may any Shareholder or any of its Affiliates, directly or indirectly including through any agreement or arrangement, exercise any voting rights, during the term of this Agreement, in respect of any Voting Securities Beneficially Owned by the Shareholders and their respective Affiliates representing in excess of the Ownership Cap.

            (c) Any additional Voting Securities acquired and Beneficially Owned by the Shareholders or any of their respective Affiliates following the Closing shall be subject to the restrictions contained in this Agreement as fully as if such Voting Securities were acquired by such Shareholder at the Closing pursuant to the Merger Agreement.

            (d) For purposes of this Agreement, all determinations of the amount of outstanding Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to the Shareholders.

      3.2 GOING PRIVATE TRANSACTIONS.

            (a) F Co Parent shall, and shall cause its Affiliates to, refrain from proposing, initiating or participating in any Going Private Transaction unless such Going Private Transaction (i) involves the acquisition of or offer to acquire 100% of the Common Stock not owned by the Shareholders and their respective Affiliates (and, in the case of a Going Private Transaction to be effected by means of a tender or exchange offer, includes a commitment by the Shareholders or any such Affiliate to promptly consummate a short-form merger to acquire any remaining shares of Common Stock at the same price in the event it obtains pursuant to such tender or exchange offer such level of ownership of such classes of Capital Stock that would be required to effect a merger pursuant to Section 14-2-1104 of the GBCC or any successor provision) and (ii) is conducted in compliance with this Section 3.2.

            (b) Prior to the first anniversary of the Closing, F Co Parent shall, and shall cause its Affiliates to, refrain from proposing or initiating any Going Private Transaction unless invited to do so by the Requisite Independent Directors. Any Going Private Transaction effected during this period shall also be subject to the requirements of Section 3.2(c).

            (c) From and after the first anniversary of the Closing, F Co Parent or any of its Affiliates may propose, initiate or effect a Going Private Transaction, provided that such Going Private Transaction is subject to and conditioned upon the receipt of Unaffiliated Shareholder Approval.

                                    ARTICLE 4
                              TRANSFER RESTRICTIONS

      4.1 GENERAL TRANSFER RESTRICTIONS.

            (a) The right of each Shareholder and its Affiliates to Transfer any Voting Securities is subject to the restrictions set forth in this Article 4, and no Transfer of Voting Securities by a Shareholder or any of its Affiliates may be effected except in compliance with this Article 4. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the share transfer books of the Company.

            (b) Each of the Shareholders, severally and not jointly, acknowledge and agree:

                  (i) such Shareholder will not offer, sell, or otherwise dispose of any shares of Common Stock except in compliance with the Securities Act;

                  (ii) such Shareholder will not sell, transfer or otherwise dispose of any shares of Common Stock unless (A) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes the Company with reasonable proof of compliance with such Rule, (B) in the opinion of counsel, reasonably satisfactory to the Company and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Common Stock or (C) the offer and sale of Common Stock is registered under the Securities Act.

      4.2 RESTRICTIONS ON TRANSFER.

            (a) During an initial period of (i) one year following the Closing with respect to F Co Parent and (ii) 180 days following the Closing with respect to all Shareholders other than F Co Parent (each, an "Other Shareholder"), such Shareholder shall not Transfer or agree to Transfer, or permit any of its Affiliates to Transfer or agree to Transfer, directly or indirectly, any Voting Securities; provided, however, that the foregoing restrictions shall not be applicable to Transfers:

                  (A) by a Shareholder or any of its Affiliates to the Company pursuant to Section 3.1(b);

                  (B) to an Affiliate of a Shareholder which agrees in writing with the Company to be bound by this Agreement as if it were an initial signatory hereto;

                  (C) by any Other Shareholder from and after the 90th day following the Closing through the 180th day following the Closing, of up to 50% of the Voting Securities owned by such Other Shareholder immediately after the Effective Time;

                  (D) with the Company's prior written consent (approved by the Requisite Independent Directors) or at the request of the Requisite Independent Directors, provided, however, that any Transfer by F Co Parent or any of its Affiliates pursuant to this clause (iv) shall also be subject to and conditioned on the receipt of Unaffiliated Shareholder Approval; or

                  (E) by any Shareholder pursuant to a Sale of the Company; provided, however, that in no event shall a Sale of the Company for such purposes be deemed to include a Transfer by F Co Parent or its Affiliates of all or any portion of the Voting Securities held by F Co Parent and its Affiliates unless undertaken pursuant to a transaction or series of related transactions that also involve the Transfer of at least 66.667% of the Voting Securities not Beneficially Owned by F Co Parent and its Affiliates.

            (b) Each Shareholder (other than Evercore) agrees to notify F Co Parent of its intentions to Transfer a substantial block of Voting Securities in compliance with this Agreement, and if requested by F Co Parent, such Shareholder will negotiate terms upon which such Shareholder would Transfer such substantial block (or a portion thereof) to F Co Parent, but in no event shall any Shareholder be obligated to Transfer any such Voting Securities to F Co Parent or negotiate with F Co Parent with respect to such transfer for a period longer than 3 days. Any Shareholder's obligation to negotiate with F Co Parent under this Section 4.2(b) shall be conditioned upon F Co Parent's agreement to hold as confidential and not to publicly disclose, prior to the closing of a Transfer of the subject Voting Securities, any such notification or negotiations. No Shareholder shall be obligated to notify F Co Parent of its intentions to transfer Voting Securities if such Shareholder reasonably believes, after consultation with legal counsel, that F Co Parent may have an obligation under applicable law to disclose, prior to the closing of the Transfer of the subject Voting Securities, the existence or contents of any notification hereunder. Any Transfer by a Shareholder to its partners as a distribution in kind shall not be subject to the requirements of this Section 4.2(b).

      4.3 LEGEND ON SECURITIES.

            (a) Each certificate representing shares of Common Stock Beneficially Owned by a Shareholder or its Affiliates and subject to the terms of this Agreement shall bear the following legends on the face thereof:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 14, 2005, AMONG CERTEGY INC. (THE "COMPANY") AND CERTAIN OF ITS SHAREHOLDERS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "AGREEMENT"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

            (b) Upon any acquisition by a Shareholder or any of its Affiliates of additional shares of Common Stock, such Shareholder shall, or shall cause such Affiliate to, submit the certificates representing such shares of Common Stock to the Company so that the legend required by this Section 4.3 may be placed thereon (if not so endorsed upon issuance).

            (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Common Stock in order to implement the restrictions on Transfer set forth in this Agreement.

            (d) In connection with any Transfer of shares of Common Stock, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other laws.

                                    ARTICLE 5
                                   GOVERNANCE

      5.1 NON-COMPETITION.

            (a) For a period (the "Term") commencing on the date hereof and continuing until the first anniversary of the date (the "Separation Date") F Co Parent and its Affiliates cease to Beneficially Own at least 30% of the outstanding Voting Securities of the Company, F Co Parent agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control, other than their ownership, operation and control of the Company and its subsidiaries, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in a Competitive Business. For purposes of this Section 5.1, "Competitive Business" shall mean:

                  (i) providing (A) retail bank core processing systems, (B) customer channel-solutions (online-retail and commercial, ATM, branch, teller and call center), (C) consumer and commercial lending and servicing systems, including mortgage loan origination and servicing systems, and (D) data center outsourcing services to credit unions, community banks, thrifts, data centers, banks and other financial institutions;

                  (ii) providing real estate tax, credit, flood, default and appraisal services and multiple listing software and services to financial institutions and loan servicers; or

                  (iii) credit card and debit card processing and back-office support services to banks, credit unions, retailers and other third-party businesses and check cashing and check risk management and related processing products and services to businesses.

            (b) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent F Co Parent from:

                  (i) engaging in any of the activities set forth on Schedule 2 hereto ("Permitted Competitive Business Activity");

                  (ii) acquiring control of a business engaged in a Competitive Business (an "Acquisition") and continuing to conduct such Competitive Business if, and only if, F Co Parent first presents the opportunity to make the Acquisition to the Board and the Requisite Independent Directors disclaim the Company's interest in such opportunity after F Co Parent's disclosure of all material facts concerning the opportunity then known to F Co Parent; provided that, F Co Parent consummates the Acquisition on the same terms presented to the Board. Notwithstanding the foregoing, nothing contained in this clause (b)(ii) shall permit F Co Parent to conduct any activities that constitute a Competitive Business through such acquired entity if such type of activities were not conducted by the acquired entity at the time of the Acquisition;

                  (iii) acquiring control of a business (A) which earns less than 10% of its annual revenues from engaging in a Competitive Business ("Minor Competitive Activity"); provided, however that such Minor Competitive Activity shall comprise less than 10% of the annual revenues of the acquired business during the entire Term, or (B) which earns more than 10%, but less than 50% of its annual revenues from engaging in a Competitive Business

("Divestible Competitive Activity"); provided, however that such Divestible Competitive Activity shall be offered to the Company within thirty (30) days after closing the acquisition of such Divestible Competitive Activity at a price equal to that paid by the F Co Parent or its Affiliate or, if such price was not separately determined, at fair market value as determined by mutual consent of the parties or a mutually agreed upon appraisal process; or

                  (iv) being a passive owner of less than five percent (5%) of the outstanding stock of a corporation which is publicly traded and is engaged in a Competitive Business.

      5.2 INTERCOMPANY AGREEMENTS AND RELATED MATTERS.

            (a) No material provision of any of the Intercompany Agreements or any other contract or arrangement which involves payments by any party of more than $250,000 annually in the aggregate, between the Company and any of its Subsidiaries on the one hand and F Co Parent or its Affiliates on the other, shall be amended, waived or otherwise modified in a manner adverse to the Company unless approved in advance by the Requisite Independent Directors. No obligation or liability of F Co Parent or any of its Affiliates to the Company or any of its Subsidiaries in excess of $250,000 shall be waived, released, compromised, or failed to be enforced by the Company and its Subsidiaries unless such waiver, release, compromise or failure is approved in advance by the Requisite Independent Directors

            (b) Neither the Company nor any of its Subsidiaries shall be permitted to enter into or be a party to any transaction, contract or arrangement which involves payments by any party of more than $250,000 annually in the aggregate, with F Co Parent or any Subsidiary thereof, or any director, officer or employee of, or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except for transactions contemplated by this Agreement, the Intercompany Agreements, and the Merger Agreement, unless approved in advance by the Requisite Independent Directors.

      5.3 APPROVAL RIGHTS. Until F Co Parent and its Affiliates no longer Beneficially Own Voting Securities representing at least 30% of the Total Voting Power, the Company shall not take any of the following actions without the consent of F Co Parent: (i) hiring and firing the Chief Executive Officer or Chief Financial Officer of the Company; and (ii) approving the annual operating and capital expenditure budget of the Company.

      5.4 COMPOSITION OF THE BOARD.

            (a) Effective as of the Effective Time, the authorized number of Directors comprising the Board shall initially be 10, divided into three classes as provided in the Charter, consisting of:

                  (i) three (3) individuals selected by the Board prior to the filing date of the definitive Proxy Statement (as such term is defined in the Merger Agreement) to occupy one seat in each of the three classes (the "C Co Directors");

                  (ii) the individual then serving as the Chief Executive Officer of the Company, for so long as such individual holds such position (who shall be a Class 2 Director);

                  (iii) four (4) individuals designated by F Co Parent prior to the expected filing date of the definitive Proxy Statement, one of whom shall be William P. Foley, II (the "F Co Parent Directors"), with Mr. Foley and one (1) other F Co Parent Director to be Class 1 Directors, one (1) F Co Parent Director to be a Class 2 Director, and one (1) F Co Parent Director to be a Class 3 Director;

                  (iv) one (1) individual designated by Thomas H. Lee Parallel Fund V, L.P. (the "THL Director"), (who shall be a Class 1 Director), who shall initially be Thomas M. Hagerty and who shall be such director so long as he is a principal of THL (or equivalent or higher ranking employee of THL), provided that any director replacing the initial THL Director shall always be an individual who is a principal of THL (or equivalent or higher ranking employee of THL); and

                  (v) one (1) individual designated by TPG Partners IV, L.P. (the "TPG Director"), (who shall be a Class 3 Director), who shall initially be Marshall Haines and who shall be such director so long as he is a principal of TPG (or equivalent or higher ranking employee of TPG), provided that any director replacing the initial TPG Directors shall always be an individual who is a principal of TPG (or equivalent or higher ranking employee of TPG).

            (b) The Company and F Co Parent shall each provide written notice to the other, not less than 5 Business Days prior to the expected filing date of the definitive Proxy Statement of the individuals who shall be designated as the initial three C Co Directors and the four F Co Parent Directors pursuant to
Section 5.4(a), provided, however, that if either the Company or F Co Parent has not selected their respective nominees by such date, then notwithstanding the foregoing, the Company or F Co Parent, as the case may be, shall instead provide such notice at least 5 Business Days prior to the expected date of the Closing (or if such period of notice is not practicable under the circumstances because an individual who has been so designated is no longer available for such service, such prior notice as is practicable), and provided, further that designation of the initial C Co Directors shall be subject to the prior written consent of F Co Parent, which consent shall not be unreasonably withheld.

            (c) Except as provided in Section 5.4(d), the size and composition of the Board may thereafter be changed as permitted by and in accordance with applicable law and the Charter and the Bylaws; provided, however, that none of F Co Parent or its Affiliates shall vote its shares or otherwise act to remove any person serving as a C Co Director prior to expiration of such Director's term other than for cause.

            (d) Following the Effective Time, the Board shall include (i) the individual then serving as the Chief Executive Officer of the Company, for so long as such individual holds such position, (ii) the F Co Parent Directors, for so long as F Co Parent remains a party to this Agreement; (iii) the THL Director, for so long as THL owns at least one-third (33%) of the Voting Securities held by it immediately after the Effective Time (subject to adjustment for stock splits, combinations and similar events); (iv) the TPG Director, for so long as TPG owns at least one-third (33%) of the Voting Securities held by it immediately after the Effective Time (subject to adjustment for stock splits, combinations and similar events); and (v) such number of Independent Directors as is necessary to have in office at all times not less than three (3) Independent Directors.

            (e) Subject to subsection (d) above and until such time as such Committees must be comprised entirely of Independent Directors in accordance with the listing standards of the New York Stock Exchange, the Compensation Committee of the Board shall include one of either the THL Director and the TPG Director. The THL Director and TPG Director shall rotate their position on the Compensation Committee each year.

            (f) No party shall designate a Director (i) who has been removed for cause from the Board, (ii) has ever been convicted of a felony, or (iii) is or, within 10 years prior to the date of designation, has been subject to any permanent injunction for violation of any federal or state securities law.

      5.5 VOTING AGREEMENTS.

            (a) Each Shareholder (other than Evercore) hereby agrees that it will vote, or cause to be voted, all Voting Securities over which such Person has the power to vote or direct the voting (and which are entitled to vote on such matter), and will take all other necessary or desirable actions within such Person's control in favor of the election of each candidate designated or nominated for election pursuant to Section 5.4. If at any time any such Director ceases to serve on the Board (whether due to resignation, removal or otherwise), the Company shall nominate and the Shareholders shall vote in favor of a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 5.4. Each Shareholder (other than Evercore) agrees to vote, or cause to be voted, all Voting Securities over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

            (b) Nothing in this Agreement shall be construed to impair any rights that the shareholders of the Company may have to remove any Director for cause under applicable law, the Charter or Bylaws. No such removal of an individual designated pursuant to Section 5.4 for cause shall affect any of the Shareholders' rights to designate a different individual pursuant to Section 5.4 to fill the position from which such individual was removed.

      5.6 NYSE LISTING. Except following the completion of a Going Private Transaction conducted in accordance with Section 3.2 or with the prior consent of the Requisite Independent Directors, F Co Parent will not take or cause the Company to take any action to delist, or that would reasonably be expected to result in the delisting of, the Common Stock from a national securities exchange; provided that nothing in this Section 5.5 shall require F Co Parent or any of its Affiliates to take any affirmative action to prevent the Common Stock from being delisted by any such national securities exchange in the event that the Common Stock ceases to meet the applicable listing standards of such national securities exchange.

                                    ARTICLE 6
                                  MISCELLANEOUS

      6.1 NOTICES. Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

         If to the Company (prior to the Effective Time):

                           Certegy Inc.
                           100 Second Avenue South
                           Suite 1100S
                           St. Petersburg, FL 33701
                           Attention: Walter M. Korchun
                           Facsimile: (727) 227-8558

                  with copies to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309
                           Attention: W. Stanley Blackburn, Esq.
                                      Bruce D. Wanamaker, Esq.
                           Facsimile: (404) 541-3132

                           and

                           Covington & Burling
                           1201 Pennsylvania Avenue, NW
                           Washington, DC 20004-7566
                           Attention Bruce S. Wilson
                           Facsimile: (202) 778-5400

                           and

                           Covington & Burling
                           1330 Avenue of the Americas
                           New York, NY 10019
                           Attention Stephen A. Infante
                           Facsimile: (646) 441-9039

         If to the Company (after the Effective Time):

                           Fidelity National Information Services, Inc
                           601 Riverside Avenue
                           Jacksonville, FL 32204
                           Attention: Christopher Rose
                           Facsimile No.: (904) 357-1026
                  with copies to:

                           Weil, Gotshal & Manges LLP
                           100 Federal Street
                           Boston, MA 02110
                           Attention: James Westra, Esq.
                                      Marilyn French, Esq.
                           Facsimile: (617) 772-8333

                           Fidelity National Financial, Inc.
                           601 Riverside Avenue
                           Jacksonville, FL  32204
                           Attention: Christopher Rose
                           Facsimile: (904) 357-1026

                  If to F Co Parent:

                           Fidelity National Financial, Inc.
                           601 Riverside Avenue
                           Jacksonville, FL 32204
                           Attention: Christopher Rose
                           Facsimile: (904) 357-1026

                  If to THL:

                           Thomas H. Lee Partners, L.P.
                           100 Federal Street
                           Boston, MA 02110
                           Attention: Thomas Hagerty and Seth Lawry
                           Telephone: (617) 227-1050
                           Facsimile: (617) 227-3514

                  If to TPG:

                           Texas Pacific Group
                           301 Commerce Street
                           Suite 3300
                           Fort Worth, TX 76102
                           Attention: David Spuria, Esq.
                           Telephone: (817) 871-4000
                           Facsimile: (817) 871-4088

                  If to Evercore:

                           Evercore Partners
                           55 East 52nd Street, 43rd Floor
                           New York, NY 10055
                           Attn: Neeraj Mital
                           Telephone: (212) 857-3197
                           Facsimile: (212) 857-3152

                  If for the Company or any of the Shareholders, with copies to:

                           Weil, Gotshal & Manges LLP
                           100 Federal Street
                           Boston, MA 02110
                           Attention: James Westra, Esq.
                                      Marilyn French, Esq.
                           Facsimile: (617) 772-8333

                  If for TPG, with copies to

                           Cleary Gottlieb Steen & Hamilton LLP
                           One Liberty Plaza
                           New York, NY 10006
                           Attention: David Leinwand, Esq.
                           Facsimile: (212) 225-3999

                  If for Evercore, with copies to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, NY 10017
                           Attention: Alan Schwartz
                           Facsimile: (212) 455-2502

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (New York time) and otherwise on the next business day, or (ii) if transmitted by facsimile or similar means of recorded communication on the business day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

      6.2 AMENDMENTS; TERMINATION. This Agreement may be amended, supplemented or otherwise modified only by written agreement of each of the following that are then parties to this Agreement: the Company (acting with the approval of the Requisite Independent Directors), F Co Parent, THL and TPG. Each party hereto shall cease to be a party to this Agreement at such time as such party owns less than 10% of the number of shares of Common Stock of the Company that such party owns as of the date of the Closing and set forth on Schedule 3 hereto

(as adjusted for any stock splits, stock dividends or equivalent transactions). Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder shall terminate upon the first date on which F Co Parent and its Affiliates Beneficially Own either (i) Voting Securities representing less than 10% of the Total Voting Power, or (ii) 90% or more of each class of Capital Stock of which ownership would be required in order to effect a merger pursuant to Section 14-2-1104 of the GBCC or any successor provision (acquired in compliance with the terms of this Agreement). This Agreement will terminate in respect of all Shareholders upon the consummation of a Going Private Transaction or Sale of the Company. Nothing in this Section 6.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

      6.3 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar) nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right of the exercise of any other right. All actions and decisions of the Company relating to the enforcement of this Agreement shall be exercised by or under the authority of the Requisite Independent Directors.

      6.4 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations under this Agreement is assignable or transferable by any party without the prior written consent of the other parties. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns. For this purpose, a successor includes any person that acquires control of all or substantially all the assets of one of the parties.

      6.5 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

      6.6 GOVERNING LAW. This Agreement is governed by and interpreted and enforced in accordance with the laws of the State of New York without regards to principles of conflicts of law State (other then those provisions set forth herein that are required to be governed by the GBCC). Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York with respect to any matters arising hereunder or relating hereto.

      6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts taken together are deemed to constitute one and the same instrument.

      6.8 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Shareholders under any other agreement with the Company, the terms of this Agreement shall govern.

      6.9 ESTOPPEL. No failure or delay in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

      6.10 CONFLICTING AGREEMENTS. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

      6.11 EFFECTIVENESS. Except for the provisions of Sections 5.4(a)(i), 5.4(a)(iii) and 5.4(b) (relating to the designation of the individuals to serve as the initial C Co Directors and F Co Parent Directors), which are in full force and effect as of the date hereof, this Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement (including the provisions of Section 5.4) shall automatically be of no force or effect.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

                            COMPANY:

                            CERTEGY INC.

                            By:/s/ Lee A. Kennedy
                               Name: Lee A. Kennedy
                               Title: Chairman and Chief Executive Officer

                            SHAREHOLDERS:

                            FIDELITY NATIONAL FINANCIAL, INC.

                            By:/s/ William P. Foley, II
                               Name: William P. Foley, II
                               Title: Chairman and Chief Executive Officer

                            THL FNIS HOLDINGS, LLC

                            By: THL Equity Advisors V, LLC, its manager
                            By: Thomas H. Lee Partners, L.P., its sole member
                            By: Thomas H. Lee Advisors LLC, its general partner

                            By:/s/ Thomas H. Lee
                               Name: Thomas H. Lee
                               Title: Managing Director

                            THOMAS H. LEE CAYMAN FUND V, L.P.

                            By: THL Equity Advisors V, LLC, its general partner
                            By: Thomas H. Lee Partners, L.P., its sole member
                            By: Thomas H. Lee Advisors LLC, its general partner

                            By:/s/ Thomas H. Lee
                               Name: Thomas H. Lee
                               Title:  Managing Director

                            THOMAS H. LEE INVESTORS LIMITED
                            PARTNERSHIP

                            By: THL Investment Management Corp., its
                                general partner

                            By:/s/ Thomas H. Lee
                               Name: Thomas H. Lee
                               Title: Chief Executive Officer

                     PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY I LLC

                     By: Putnam Investment Holdings, LLC, its
                         managing member
                     By: Putnam Investments, LLC, its managing member

                     By: /s/ Robert Burns
                        Name: Robert Burns
                        Title: Managing Director

                     PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY
                     II LLC

                     By: Putnam Investment Holdings, LLC, its managing member
                     By: Putnam Investments, LLC, its managing member

                     By: /s/ Robert Burns
                        Name: Robert Burns
                        Title: Managing Director

                     PUTNAM INVESTMENT HOLDINGS, LLC

                     By: Putnam Investments, LLC, its managing member

                     By: /s/ Robert Burns
                        Name: Robert Burns
                        Title: Managing Director

                     TPG FNIS HOLDINGS, LLC

                     By: TPG GenPar III, L.P.
                     By: TPG Advisors III, Inc.

                     By: /s/ David A. Spuria
                        Name: David A. Spuria
                        Title: Vice President

                     TPG PARALLEL III, L.P.

                     By: TPG GenPar III, L.P.
                     By: TPG Advisors III, Inc.

                     By:/s/ David A. Spuria
                        Name: David A. Spuria
                        Title: Vice President

                            TPG INVESTORS III, L.P.

                            By: TPG GenPar III, L.P.
                            By: TPG Advisors III, Inc.

                            By: /s/ David A. Spuria
                               Name: David A. Spuria
                               Title: Vice President

                            FOF PARTNERS III, L.P.

                            By: TPG GenPar III, L.P.
                            By: TPG Advisors III, Inc.

                            By: /s/ David A. Spuria
                               Name: David A. Spuria
                               Title: Vice President

                            FOF PARTNERS III-B, L.P.

                            By: TPG GenPar III, L.P.
                            By: TPG Advisors III, Inc.

                            By: /s/ David A. Spuria
                               Name: David A. Spuria
                               Title: Vice President

                            TPG DUTCH PARALLEL III, C.V.

                            By: TPG GenPar Dutch, L.L.C.
                            By: TPG Genpar III, L.P.
                            By: TPG Advisors III, Inc.

                            By: /s/ David A. Spuria
                               Name: David A. Spuria
                               Title: Vice President

                            EVERCORE METC CAPITAL PARTNERS II L.P.

                            By: Evercore Partners II L.L.C., its General Partner

                            By: /s/ Kathleen G. Reiland
                               Name: Kathleen G. Reiland
                               Title: Senior Managing Partner

                                   SCHEDULE 1

                             INTERCOMPANY AGREEMENTS

Corporate Services Agreement dated March 4, 2005 between F Co Parent and Company

Reverse Corporate Services Agreement dated March 4, 2005 between F Co Parent and Company

Tax Matters Agreement dated March 4, 2005 between F Co Parent and Company

Employee Matters Agreement dated March 4, 2005 between F Co Parent and Company

Intellectual Property Cross License Agreement dated March 4, 2005 between F Co Parent and Company

Starters Repository Access Agreement dated March 4, 2005 between F Co Parent and Company

Property Insight -- Master Title Plan Access Agreement dated March 4, 2005 between Property Insight and Subsidiaries of F Co Parent

Title Plant Maintenance Agreement dated March 4, 2005 among Property Insight, LLC, Security Union Title Insurance Company, Chicago Title Insurance Company and Ticor Title Insurance Company

Title Plant Management Agreement dated March 4, 2005 between Property Insight, LLC and Ticor Title Insurance Company of Florida

Cost Sharing Agreement dated March 4, 2005 among Rocky Mountain Support Services, Inc., Security Union Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company and certain other Subsidiaries of F Co Parent

Master Services Agreement dated January 1, 2005 between F Co Parent and Fidelity Information Services, Inc.

Titlepoint Software Development & Property Allocation Agreement dated March 4, 2005 between Rocky Mountain Support Services, Inc. and Property Insight, LLC

eLender Solutions Software Development & Property Allocation Agreement dated March 4, 2005 between Rocky Mountain Support Services, Inc. and LSI Title Company

Softpro Software License Agreement dated March 4, 2005 between F Co Parent and Fidelity National Information Solutions, Inc.

Team Software License Agreement dated March 4, 2005 between Rocky Mountain Support Services, Inc. and Fidelity National Tax Service, Inc.

Simon Software License Agreement dated March 4, 2005 between Rocky Mountain Support Services, Inc. and Fidelity National Tax Service, Inc.

OTS & OTS Gold Software License Agreement dated March 4, 2005 between Rocky Mountain Support Services, Inc. and Fidelity National Tax Service, Inc.

Cross Conveyance and Joint Ownership Agreement dated March 4, 2005 between LSI Title Company and Rocky Mountain Support Services, Inc.

License and Services Agreement dated March 4, 2005 between F Co Parent and
Company

Back Plant Repository Access Agreement dated March 4, 2005 between F Co Parent and Company

Lease Agreement January 1, 2005 between Company and F Co Parent

                                   SCHEDULE 2

Title insurance underwriting

Title insurance agency services

Escrow and closing services

Title insurance on foreclosure transactions

Sales of title information

Title plant maintenance

Title and escrow system software development and sales of software

Title recording services

Real estate information sold in connection with providing title and escrow services

Relocation services

Real estate appraisal services(1)

Property inspection services

Any insurance business

Real estate default and foreclosure services(1)

Loan processing and fulfillment services conducted by F Co Parent Canada for banks in Canada.(1)

----------
(1) Such activities are Permitted Competitive Business Activities only if and so long as they do not constitute a material amount of F Co Parent's revenues.

                                   SCHEDULE 3

                        Name                                           Number of Subject Shares
                   of Shareholder                                   Owned of Record or Beneficially
-------------------------------------------------------             -------------------------------
THL FNIS Holdings, LLC
Thomas H, Lee Equity (Cayman) Fund V, L.P.
Putnam Investment Holdings, LLC
Putnam Investments Employees' Securities Company I LLC
Putnam Investments Employees' Securities Company II LLC
Thomas H. Lee Investors Limited Partnership
TPG FNIS Holdings, LLC
TPG Parallel III, L.P.
TPG Investors III, L.P.
FOF Partners III, L.P.
FOF Partners III-B, L.P.
TPG Dutch Parallel III, C.V.
Evercore METC Capital Partners II, L.P.
Fidelity National Financial, Inc.
                                                                                -------------------
Total
                                                                                ===================